UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	62-1411755 (I.R.S. Employer Identification Number)

One Caesars Palace Drive Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: File No. 333-168789

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.01 par value per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to Be Registered.

A description of the common stock, par value $0.01 per share of Harrah’s Entertainment, Inc., a Delaware corporation (the “Registrant”), is set forth under the heading “Description of Capital Stock” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-168789), originally filed with the Securities and Exchange Commission on August 12, 2010, as subsequently amended, which information is hereby incorporated herein by reference. The description of the common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

1.	Form of Amended and Restated Certificate of Incorporation of Caesars Entertainment Corporation. (Incorporated by reference to the exhibit to the Company’s Registration Statement on Form S-1, File No. 333-168789), filed on November 22, 2010.)

2.	Form of Bylaws of Caesars Entertainment Corporation. (Incorporated by reference to the exhibit to the Company’s Registration Statement on Form S-1, File No. 333-168789), filed on November 22, 2010.)

3.	Stockholders’ Agreement, dated as of January 28, 2008, by and among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC and Harrah’s Entertainment, Inc., and, solely with respect to Sections 3.01 and 6.07, Apollo Investment Fund VI, L.P. and TPG V Hamlet AIV, L.P. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

4.	Services Agreement, dated as of January 28, 2008, by and among Harrah’s Entertainment, Inc., Apollo Management VI, L.P., Apollo Alternative Assets, L.P. and TPG Capital, L.P. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

5.	Management Investor Rights Agreement, dated as of January 28, 2008, by and among Harrah’s Entertainment, Inc., Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Hamlet Holdings LLC and the stockholders that are parties thereto (Incorporated by reference to Exhibit 4.2 to Harrah’s Entertainment, Inc.’s Registration Statement on Form S-8 filed January 31, 2008.)

6.	Form of Management Investor Rights Agreement entered into among Caesars Entertainment Corporation, Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Hamlet Holdings LLC, and the stockholders that are parties thereto. (Incorporated by reference to the exhibit to the Company’s Registration Statement on Form S-1, File No. 333-168789), filed on November 16, 2010.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: November 22, 2010	By:	/S/ MICHAEL D. COHEN
Michael D. Cohen Vice President, Associate General Counsel and Corporate Secretary